FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is entered into and effective as of the First Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), DD ENERGY, INC., a Nevada corporation (“DD Energy”), WORKING INTEREST, LLC, a Kansas limited liability company (“Working Interest”) and BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”) (each, a “Borrower” and, collectively, “Borrowers”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”).  Capitalized terms used but not defined in this First Amendment have the meaning given them in the Credit Agreement.

RECITALS

A.           Borrowers, Administrative Agent, L/C Issuer and Banks previously entered into that certain Amended and Restated Credit Agreement dated as of October 3, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           Pursuant to the Credit Agreement, Borrowers previously executed and delivered an Amended and Restated Note dated October 3, 2011, payable to the order of each Bank in the face principal amount of Fifty Million and No/100 Dollars ($50,000,000) and certain other Loan Documents.

C.           Parent desires to enter into that certain Contribution Agreement dated December 14, 2011 (the “Contribution Agreement”) by and among Rantoul Partners, a Delaware general partnership (“Rantoul”), Parent, Viking Energy Partners, Inc. and FL Oil Holdings, LLC, pursuant to which EnerJex Kansas shall contribute the Rantoul Project Assets (as defined below) to Rantoul in order to enable Rantoul to develop such Rantoul Project Assets, which Rantoul Project Assets consist of certain Borrowing Base Oil and Gas Properties that are owned by EnerJex Kansas which constitute Collateral.

D.           In accordance with the Contribution Agreement, Parent desires to cause EnerJex Kansas to assign, convey, transfer and contribute all of its right, title and interest in and to the Rantoul Project Assets to Rantoul pursuant to that certain Assignment of Assets dated as of December 14, 2011 (the “Rantoul Assignment”).

E.           In consideration of the Rantoul Assignment, Rantoul will issue certain partnership interests to EnerJex Kansas which will immediately thereafter assign such partnership interests to Parent such that (a) Rantoul will become a Subsidiary of Parent and (b) Parent will become Rantoul’s managing partner (the “Rantoul Issuance”).

F.           Borrowers have requested that Administrative Agent and Banks consent to the Contribution Agreement, the Rantoul Assignment and the Rantoul Issuance.

G.           Administrative Agent and Banks desire to consent to the Contribution Agreement, the Rantoul Assignment and the Rantoul Issuance subject to (a) Rantoul becoming a Guarantor pursuant to a Limited Guaranty, (b) Rantoul granting Liens (or assuming, ratifying and confirming the existing Liens on the Rantoul Project Assets) to the extent of Parent’s Beneficial Interest (as defined below), (c) Parent granting a Lien on all of Parent’s Rantoul partnership interests and (d) the terms and conditions set forth herein.

H.           Borrowers, Administrative Agent, L/C Issuer and Banks have agreed to amend the Credit Agreement, subject to the terms and conditions of this First Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

I. Specific Amendments to Credit Agreement.

A. Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

 “Contribution Agreement” is defined in Recital C to the First Amendment.

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated effective as of the First Amendment Closing Date by and among Borrowers, Administrative Agent, L/C Issuer and Banks.

“First Amendment Closing Date” means December 14, 2011.

“Lien Acknowledgment Agreement” means any Lien Acknowledgment Agreement by and between Administrative Agent and any lender to the Rantoul Investors substantially in the form attached to the First Amendment as Exhibit I.

“Parent’s Beneficial Interest” means Parent’s beneficial ownership of the Rantoul Assets calculated based on Parent’s Beneficial Interest Percentage.

“Parent’s Beneficial Interest Percentage” means Parent’s percentage ownership of the total Rantoul partnership interests, which shall be determined under the Rantoul GP Agreement and which, in accordance with the terms of such Rantoul GP Agreement and subject to the terms hereof, may vary from time to time.

“Rantoul” is defined in Recital C to the First Amendment.

“Rantoul Assets” shall mean all assets of Rantoul, whether real or personal or mixed, tangible or intangible, including without limitation, the Rantoul Project Assets.

“Rantoul Collateral” shall mean the Rantoul Assets in which a Lien is granted or to be granted pursuant to the Collateral Documents or the Existing Collateral Documents; provided, however, such Lien shall encumber the Rantoul Assets only to the extent of Parent’s Beneficial Interest.

“Rantoul GP Agreement” means that certain General Partnership Agreement of Rantoul dated December __, 2011.

“Rantoul Investors” means, collectively, Viking Energy Partners, Inc. and FL Oil Holdings, LLC and each is a “Rantoul Investor”.

“Rantoul Investors’ Beneficial Interest” means the Rantoul Investors’ beneficial ownership of the Rantoul Assets calculated based on the Rantoul Investors’ Beneficial Interest Percentage.

“Rantoul Investors’ Beneficial Interest Percentage” means the Rantoul Investors’ beneficial percentage ownership of the total Rantoul partnership interests, which, subject to the terms hereof, may vary from time to time.

 “Rantoul Investor Liens” means Liens granted by the Rantoul Investor Partners to a bank or other financial institution (other than the Bank Parties) which encumber only the Rantoul Investors’ Beneficial Interest and secure Indebtedness of the Rantoul Investor Partners owed thereto.

 “Rantoul Partners” means, collectively, Parent and the Rantoul Investors and each is a “Rantoul Partner”.

 “Rantoul Project Assets” means those certain Oil and Gas Properties and all other property associated therewith owned by Rantoul, whether real or personal, tangible or intangible, direct or indirect, as set forth on Exhibit H attached to the First Amendment.

B. Article I, Definitions, of the Credit Agreement is hereby amended by revising the following definition in its entirety as follows:

“Collateral” shall mean (a) the Rantoul Collateral and (b) the assets of Borrowers and each of the Loan Parties (other than Rantoul), whether real or personal or mixed, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents or the Existing Collateral Documents.

C. Section 6.11, Use of Proceeds, of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, without the prior written consent of Administrative Agent and Banks, proceeds of the Loans used in connection with the Rantoul Project Assets shall be limited solely to Parent’s Beneficial Interest Percentage.

D. Article VI, Affirmative Covenants, of the Credit Agreement is hereby amended by adding the following new Sections 6.27, 6.28 and 6.29 to the end thereof:

6.27.           Removal as Operator and Subordination of Liens.  Until the Obligations have been paid in full and the Commitments terminated, and notwithstanding anything in any other document to the contrary, Borrowers will, and will cause any Affiliate (including EnerJex Kansas) to, immediately resign and remove itself as the operator of the Borrowing Base Oil and Gas Properties upon the written request of Administrative Agent if an Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document.  If Borrowers or any such Affiliate (including EnerJex Kansas) is removed as operator pursuant to this Section 6.27, Borrowers will, and will cause any Affiliate (including EnerJex Kansas) to, (a) immediately take any and all actions reasonably requested by Administrative Agent or its designee to facilitate a smooth transition of operatorship from Borrowers or any such Affiliate to a successor operator approved by Administrative Agent, (b) refrain from taking any action to oppose, delay or otherwise hinder the efforts of that successor operator to assume operatorship of the Borrowing Base Oil and Gas Properties, and (c) fully cooperate in good faith with all such efforts by Administrative Agent to pursue foreclosure and/or other rights and remedies available to Administrative Agent by law, equity or otherwise.  Additionally, EnerJex Kansas agrees that so long as any of Obligations remain outstanding, EnerJex Kansas’ Liens in and to any of the Collateral pursuant to any Operating Agreement, or at law or in equity or otherwise (the “Subordinated Liens”) are and shall be subordinate in priority to the Liens of the Administrative Agent in the Collateral under the Loan Documents for the benefit of the Banks, notwithstanding the date, manner or order of grant, attachment or perfection of any of the Subordinated Liens or the Liens granted under the Loan Documents.  Notwithstanding any provision of applicable Law, the Loan Documents or the documents evidencing the Subordinated Liens or any other circumstance whatsoever, EnerJex Kansas agrees that: (i) any Lien on the Collateral securing any Obligations now or hereafter held by or on behalf of the Administrative Agent or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Subordinated Lien and (ii) any Lien on the Collateral now or hereafter held by or on behalf of EnerJex Kansas or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing the Obligations.

6.28           Beneficial Interest Percentage.  Without the prior written consent of Administrative Agent, permit at any time (a) Parent’s Beneficial Interest Percentage to be less than 75% and (b) Rantoul Investor Partners’ Beneficial Interest Percentage to be greater than 25%.  As of the First Amendment Closing Date, (i) Parent’s Beneficial Interest Percentage is 93.25% and (ii) Rantoul Investor Partners’ Beneficial Interest Percentage is 6.75%.

6.29           Additional Borrowing Base Oil and Gas Properties.  In accordance with Section 4.02(e), contemporaneous with any permitted acquisition of Borrowing Base Oil and Gas Properties by Borrowers or any other Loan Party, execute and deliver to Administrative Agent (a) Collateral Documents covering such additional Borrowing Base Oil and Gas Properties and related Collateral and (b) Transfer Order Letters applicable to the production of Hydrocarbons from such additional Borrowing Base Oil and Gas Properties.

E. Section 7.01, Liens, of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of Section 7.01(i), (b) replacing the “.” at the end of Section 7.01(j) with “; and”, (c) replacing the reference to “(j)” in the penultimate proviso at the end of Section 7.01 with “(k)” and (d) adding the following new Section 7.01(k) to the end thereof:

(k)           Rantoul Investor Liens; provided that such Rantoul Investor Liens and any Indebtedness secured thereby are subject to the terms of a Lien Acknowledgment Agreement.

F. Section 9.01(c), Other Covenants, of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)           Other Covenants.  (i) Rantoul fails to perform or observe any covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document to which it is a party or (ii) except as provided in Section 9.01(c)(i), any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after Borrowers receive written notice thereof from Administrative Agent or any event of default occurs and is continuing under any other Loan Document for thirty (30) days after Borrowers receive written notice thereof from Administrative Agent; or

G. Section 9.02, Remedies Upon Event of Default, of the Credit Agreement is hereby amended by adding the following to the end thereof:

Notwithstanding anything to the contrary herein or in the other Loan Documents, upon the occurrence of an Event of Default, Administrative Agent’s rights, remedies and recourse on behalf of Banks and any Approved Counterparty with respect to Rantoul shall be limited solely to the Rantoul Collateral.

II. Amendments to Exhibits to Credit Agreement.  The Credit Agreement is hereby amended by adding thereto (a) as Exhibit H the Rantoul Project Assets attached to this First Amendment as Exhibit H and (b) as Exhibit I the form of Lien Acknowledgment Agreement attached to this First Amendment as Exhibit I.

III. Schedule 5.13.  Upon satisfaction of all conditions precedent set forth in Article V of this First Amendment, Schedule 5.13 attached to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 5.13 attached to this First Amendment and each reference in the Loan Documents to such Schedule 5.13 shall be deemed to refer to Schedule 5.13 attached to this First Amendment.

IV. Consent to Certain Transactions.  Subject to the terms of this First Amendment, Administrative Agent and Banks hereby consent to (a) the Contribution Agreement, the Rantoul Assignment, the Rantoul Issuance and the other transactions contemplated therein and (b) Rantoul becoming a Guarantor pursuant to a Limited Guaranty.

V. Conditions Precedent to First Amendment.  This First Amendment shall be effective once each of the following conditions have been satisfied in Administrative Agent’s sole discretion on or before the First Amendment Effective Date:

(a)
Borrowers, Administrative Agent and Banks shall have executed and delivered this First Amendment (including, without limitation, all schedules, exhibits and annexes to be attached hereto and incorporated herein);

(b)	Rantoul shall have executed and delivered a Limited Guaranty in form and content satisfactory to Administrative Agent;

(c)	Rantoul and the Borrowers shall have executed and delivered Collateral Documents covering the Rantoul Collateral;

(d)	Rantoul shall have executed and delivered Transfer Order Letters;

(e)	Borrowers shall have delivered executed copies of the Rantoul Assignment, the Rantoul GP Agreement and the Contribution Agreement, each in form and content satisfactory to Administrative Agent;

(f)
Borrowers shall have delivered to Administrative Agent such other documents as Administrative Agent may request, including without limitation, (1) an insurance certificate providing proof of insurance for Rantoul and its properties and (2) proper officer’s certificate and partnership resolutions of Rantoul, in each case, in form and content satisfactory to Administrative Agent;

(g)
Administrative Agent shall have received a favorable opinion of counsel to the Loan Parties, addressed to Administrative Agent, as to such matters concerning the Loan Parties, this First Amendment and the other Loan Documents, in form and content satisfactory to Administrative Agent; and

(h)
Administrative Agent shall have received, in form and content satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent may request.

VI. Representations, Warranties and Covenants.  Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite Corporate Power and authority to execute, deliver and comply with the terms of this First Amendment, (b) this First Amendment has been duly authorized and approved by all requisite Corporate Action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this First Amendment to be effective, (d) the execution and delivery of this First Amendment does not violate their Governing Documentation, (e)  the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the First Amendment Closing Date as though made on the First Amendment Closing Date, (f)  they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) no Event of Default or Default has occurred and is continuing, and (h) except as may be addressed in this First Amendment, no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this First Amendment or any other matters occurring prior to the First Amendment Closing Date.  In particular, but without limiting the generality of the foregoing, Exhibit A attached to the Credit Agreement, as amended by this First Amendment or any prior amendment, describes all of Borrowers’ Borrowing Base Oil and Gas Properties.  The representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment.  No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this First Amendment.

VII. Scope of Amendment; Reaffirmation; Release.  All references to the Credit Agreement shall refer to the Credit Agreement as amended by this First Amendment.  Except as affected by this First Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this First Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement.  Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this First Amendment).  BORROWERS HEREBY RELEASE, DISCHARGE AND ACQUIT ADMINISTRATIVE AGENT, L/C ISSUER AND BANKS FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES OF EVERY KIND OR NATURE (INCLUDING WITHOUT LIMITATION, OFFSETS, REDUCTIONS, REBATES, OR LENDER LIABILITY) ARISING OUT OF ANY ACT, OCCURRENCE, TRANSACTION OR OMISSION OCCURRING IN CONNECTION WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS PRIOR TO THE FIRST AMENDMENT CLOSING DATE.

VIII. Miscellaneous.

(a)           No Waiver of Defaults.  This First Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)           Form.  Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this First Amendment, if any, must be in form and substance satisfactory to Administrative Agent and its counsel.

(c)           Headings.  The headings and captions used in this First Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this First Amendment, the Credit Agreement, or the other Loan Documents.

(d)           Costs, Expenses and Attorneys’ Fees.  Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this First Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e)           Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)           Multiple Counterparts.  This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one (1) and the same instrument.  This First Amendment may be transmitted and signed by facsimile or portable document file (pdf).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks.  Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)           Governing Law.  THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.

(h)           Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement By and Among Borrowers, Administrative Agent, L/C Issuer and Banks and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements between the Parties.

(Signature pages follow)

IN WITNESS WHEREOF, this First Amendment is executed effective as of the First Amendment Closing Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

DD ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

– and –

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

Signature Page to First Amendment

ADMINISTATIVE AGENT, L/C ISSUER AND BANKS:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and
a Bank

By:
W. David McCarver
Senior Vice President

Signature Page to First Amendment

SCHEDULE 5.13
SUBSIDIARIES

Subsidiaries of EnerJex Resources, Inc.

1.	EnerJex Kansas, Inc.
2.	DD Energy, Inc.
3.	Working Interest, LLC
4.	Black Sable Energy, LLC
5.	Rantoul Partners

Subsidiaries of EnerJex Kansas, Inc.

None.

Subsidiaries of DD Energy, Inc.

None.

Subsidiaries of Working Interest, LLC
None.

Subsidiaries of Black Sable Energy, LLC
None.

Schedule 5.13

EXHIBIT H

Rantoul Project Assets

EXHIBIT I

Form of Lien Acknowledgment Agreement

Schedule 5.13